Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 23, 2005 in the Registration Statement (Form S-3 No. 333-98975) and related prospectus supplement of Harley-Davidson Motorcycle Trust 2005-2 dated May 23, 2005.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
May 23, 2005